Exhibit 99.1

Investor Relations Contact

Tim Smith, 703-854-0348

For immediate release	Media Contact
May 1, 2012	Meghan Lublin, 703-854-0299

Sunrise Reports Financial Results for First Quarter of 2012

MCLEAN, VA – Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the first quarter of 2012. Sunrise will host a conference call and webcast on Wednesday, May 2, 2012, at 9:00 a.m. ET, to discuss the financial results.

Mark Ordan, Sunrise’s chief executive officer, commented on the quarter, “We are very pleased by our strong quarter and by the progress we are making to keep Sunrise at the forefront of caring for seniors, for years to come.”

2012 First Quarter Results

In the first quarter of 2012, Sunrise reported net income of $2.0 million or $0.03 per fully diluted share, as compared to a net loss of $(17.7) million, or $(0.32) per fully diluted share, for the first quarter of 2011.

Adjusted EBITDAR for the first quarter of 2012 was $43.8 million as compared to $28.3 million for the first quarter of 2011. This measure is used by management to focus on income generated from the ongoing operations of the Company. Adjusted EBITDAR is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income/(loss) from operations or net income/(loss). For a reconciliation of this measure, please refer to the attached table “Reconciliation for EBITDA, Adjusted EBITDA and Adjusted EBITDAR.”

Cash and Liquidity Update

Sunrise had $47.2 million of unrestricted cash at March 31, 2012. As of March 31, 2012, the principal amount of Sunrise’s consolidated debt was $751.5 million, as compared to $607.4 million at December 31, 2011, an increase of $144.1 million. The increase in consolidated debt primarily relates to the Santa Monica purchase totaling $21.1 million and the two debt pools on communities acquired from two of Sunrise’s existing joint ventures totaling $62.5 million and $57.2 million respectively.

As of March 31, 2012, there were $39.0 million of draws against the Credit Facility and $10.2 million in letters of credit outstanding. On April 27, 2012, the Company paid down by $10.0 million the outstanding draws against the Credit Facility. The outstanding balance of the Credit Facility after the payment was $29.0 million.

Asset Purchases and Transfers

Santa Monica Purchase

On February 28, 2012, Sunrise closed on a purchase and sale agreement with a venture partner who owned 85 percent of the membership interests (the “Partner Interest”) in Santa Monica AL, LLC (“Santa Monica”). Sunrise owned the remaining 15 percent membership interest. Pursuant to the purchase and sale agreement, Sunrise purchased the Partner Interest for an aggregate purchase price of $16.2 million. Santa Monica indirectly owns one senior living facility located in Santa Monica, California. As a result of the transaction, effective February 28, 2012, the assets, liabilities and operating results of Santa Monica are consolidated.

Simultaneously, with the closing of the transaction, Sunrise entered into a new loan with Prudential Insurance Company of America to pool Santa Monica with Connecticut Avenue, and senior debt financed the two assets.

Facilities Transfer from Existing Joint Ventures

On March 20, 2012, two of Sunrise’s existing joint ventures transferred their ownership interest in two venture subsidiaries to Sunrise for no cash consideration. The transferred venture subsidiaries indirectly own five senior living facilities and one land parcel (the “Facilities”). Prior to the transfer, Sunrise had a 20 percent indirect ownership interest in the Facilities. As a result of the transfer, the Facilities are now 100 percent indirectly owned by Sunrise and are consolidated in Sunrise’s financial results commencing March 20, 2012.

General and Administrative Expenses

Sunrise’s general and administrative expense included $3.0 million in litigation contingent loss for the quarter ended March 31, 2012.

Subsequent Event – Sale of Venture Interest in 16 Communities

On May 1, 2012, the subsidiaries of ventures between an institutional investor and Sunrise sold 16 communities to Ventas Inc. for a purchase price of approximately $362 million. Sunrise received approximately $28 million of cash at closing. Sunrise will remain the manager of the 16 communities under the pre-existing terms relating to management fees and contract length, which range from 18 to 27 years.

Operating Data for First Quarter 2012

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Average unit occupancy for stabilized properties for the first quarter of 2012 was 88.2 percent, which was up 60 basis points from 87.6 percent for the first quarter of 2011 and unchanged sequentially compared to the fourth quarter of 2011.

•	Average daily revenue per occupied unit for stabilized properties increased 2.9 percent from $214.63 for the first quarter of 2011 to $220.86 for the first quarter of 2012.

•

Stabilized property net operating income increased 8.0 percent from $136.1 million for the first quarter of 2011 to $147.0 million for the first quarter of 2012. Overall, net operating income including lease up properties increased 10.1 percent from the first quarter of 2011 to the first quarter of 2012.

Stabilized properties are single properties or pools of properties owned or leased by Sunrise or owned by a joint venture where the single property or all of the communities in the pool have been open and operating for more than 36 months as of March 31, 2012. All managed communities are stabilized properties.

Supplemental Information

For additional details on Sunrise’s stabilized and lease up properties, please refer to the Supplemental Information attached. Also, additional supplemental information has been furnished to the Securities and Exchange Commission in a Form 8-K, and can also be found on the Supplemental Data link on the Investor Relations section of the Company’s Web site at http://suppdata.sunriseseniorliving.com/

Conference Call and Webcast

Sunrise will host a conference call and webcast at 9:00 a.m. ET on Wednesday, May 2, 2012, to discuss the financial results for the first quarter of 2012 and the other matters discussed in this press release. The call-in number for the conference call is 888-726-2470 or 913-312-1458 (from outside the U.S.). Callers should reference the “Sunrise Senior Living Q1 Earnings Call” or the participant passcode: 4979099. Those interested may also go to the Investor Relations section of the Company’s website (http://www.sunriseseniorliving.com) to listen to the earnings call. A telephone replay of the call will be available until May 16, 2012 at 1 p.m. ET, by dialing 888-203-1112 or 719-457-0820 (from outside the U.S.) and referencing replay passcode: 4979099; a replay will also be available on Sunrise’s website during that period.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,600 people. As of March 31, 2012, Sunrise operated 308 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 30,300 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that these expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to; the risk that we may not be able to successfully execute our plan to sell certain assets mortgaged pursuant to our German restructure transaction or the net sale proceeds of the mortgaged North American properties may not be sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the German restructure transactions when such payment is required in October 2012; the risk that we may be unable to reduce expenses and generate positive operating cash flows; the risk that, as a result of our fully drawn line of credit with KeyBank National Association, we may be unable to generate sufficient cash from operations to fund our operations; the risk of future obligations to fund guarantees to some of our ventures and lenders to the ventures; the risk of further write-downs or impairments of our assets; the risk that we are unable to obtain waivers, cure or reach agreements with respect to existing or future defaults under our loan, venture and construction agreements; the risk that we will be unable to repay, extend or refinance our indebtedness as it matures, or that we will not comply with loan covenants; the risk that our ventures will be unable to repay, extend or refinance their indebtedness as it matures, or that they will not comply with loan covenants creating a foreclosure risk to our venture interest and a termination risk to our management agreements; the risk that we are unable to continue to recognize income from refinancings and sales of communities by ventures; the risk of declining occupancies in existing communities or slower than expected leasing of newer communities; the risk that we are unable to extend leases on our operating properties at expiration; the risk that some of our management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; the risk that our management agreements can be terminated in certain circumstances due to our failure to comply with the terms of the management agreements or to fulfill our obligations thereunder; the risk that ownership of the communities we manage is heavily concentrated in a limited number of business partners; the risk that our current and future investments in ventures could be adversely affected by our lack of sole decision-making authority, our reliance on venture partners’ financial condition, any disputes that may arise between us and our venture partners and our exposure to potential losses from the actions of our venture partners; the risk related to operating international communities that could adversely affect those operations and thus our profitability and operating results; the risk from competition and our response to pricing and promotional activities of our competitors; the risk that liability claims against us in excess of insurance limits could adversely affect our financial condition and results of operations including publicity surrounding some claims that may damage our reputation, which would not be covered by insurance; the risk of not complying with government regulations; the risk of new legislation or regulatory developments; the risk of changes in interest rates; the risk of unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, downturns in the housing market, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; the risks associated with the ownership and operation of assisted living and independent living communities; other risk factors contained in the Company’s Form 10-K filed with the SEC on March 1, 2012, as amended on March 15, 2012. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Unless the context suggests otherwise, references herein to “Sunrise,” the “Company,” “we,” “us” and “our” mean Sunrise Senior Living, Inc. and our consolidated subsidiaries.

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$47,237	$49,549
Accounts receivable, net	45,525	38,251
Income taxes receivable	2,141	2,287
Due from unconsolidated communities	16,991	17,926
Deferred income taxes, net	19,845	19,912
Restricted cash	47,736	47,873
Assets held for sale	5,644	1,025
Prepaid expenses and other current assets	8,418	12,290

Total current assets	193,537	189,113
Property and equipment, net	771,668	624,585
Intangible assets, net	37,807	38,726
Investments in unconsolidated communities	42,241	42,925
Restricted cash	188,660	183,622
Restricted investments in marketable securities	2,659	2,479
Assets held in the liquidating trust	23,142	23,649
Other assets, net	13,625	13,269

Total assets	$1,273,339	$1,118,368

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$122,475	$77,861
Outstanding draws on bank credit facility	39,000	39,000
Liquidating trust notes, at fair value	26,255	26,255
Accounts payable and accrued expenses	139,295	134,157
Due to unconsolidated communities	285	404
Deferred revenue	13,500	11,804
Entrance fees	19,255	19,618
Self-insurance liabilities	43,185	42,004

Total current liabilities	403,250	351,103
Debt, less current maturities	550,169	450,549
Investments accounted for under the profit-sharing method	16,674	12,209
Self-insurance liabilities	42,422	43,611
Deferred gains on the sale of real estate and deferred revenues	4,248	8,184
Deferred income tax liabilities	19,845	19,912
Interest rate swap	20,553	21,359
Other long-term liabilities, net	109,780	109,548

Total liabilities	1,166,941	1,016,475

Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	0	0
Common stock, $0.01 par value, 120,000,000 shares authorized, 58,194,923 and 57,640,010 shares issued and outstanding, net of 599,423 and 509,577 treasury shares, at March 31, 2012 and December 31, 2011, respectively	582	576
Additional paid-in capital	489,840	487,277
Retained loss	(383,256)	(385,294)
Accumulated other comprehensive loss	(6,284)	(5,932)

Total stockholders’ equity	100,882	96,627

Noncontrolling interests	5,516	5,266

Total equity	106,398	101,893

Total liabilities and equity	$1,273,339	$1,118,368

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In thousands, except per share amounts)	2012	2011
	(Unaudited)
Operating revenue:
Management fees	$24,315	$24,214
Resident fees for consolidated communities	129,156	102,299
Ancillary fees	7,926	7,597
Professional fees from development, marketing and other	200	323
Reimbursed costs incurred on behalf of managed communities	174,073	185,865

Total operating revenues	335,670	320,298
Operating expenses:
Community expense for consolidated communities	91,547	74,489
Community lease expense	19,236	18,697
Depreciation and amortization	10,758	7,330
Ancillary expenses	7,458	7,004
General and administrative	28,641	32,389
Carrying costs of liquidating trust assets	583	407
Provision for doubtful accounts	762	1,442
Impairment of long-lived assets	555	0
Costs incurred on behalf of managed communities	174,495	186,384

Total operating expenses	334,035	328,142

Income (loss) from operations	1,635	(7,844)
Other non-operating income (expense):
Interest income	230	840
Interest expense	(7,807)	(1,347)
Gain on fair value resulting from business combinations, including pre-existing investments	7,066	0
Other income	632	933

Total other non-operating income	121	426
Gain on the sale and development of real estate and equity interests	1,058	492
Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities	3,461	(7,689)
Loss from investments accounted for under the profit-sharing method	(3,520)	(3,024)

Income (loss) before provision for income taxes and discontinued operations	2,755	(17,639)
Provision for income taxes	(580)	(730)

Income (loss) before discontinued operations	2,175	(18,369)
Discontinued operations, net of tax	419	1,125

Net income (loss)	2,594	(17,244)
Less: Income attributable to noncontrolling interests, net of tax	(556)	(461)

Net income (loss) attributable to common shareholders	$2,038	$(17,705)

Earnings per share data:
Basic net (loss) income per common share
(Loss) income before discontinued operations	$0.03	$(0.34)
Discontinued operations, net of tax	0.01	0.02

Net (loss) income	$0.04	$(0.32)

Diluted net (loss) income per common share
(Loss) income before discontinued operations	$0.02	$(0.34)
Discontinued operations, net of tax	0.01	0.02

Net (loss) income	$0.03	$(0.32)

SUNRISE SENIOR LIVING, INC.

Reconciliation For EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, adjusted EBITDA, and adjusted EBITDAR are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles and should not be considered as a substitute for income/loss from operations or net income/loss. EBITDA, adjusted EBITDA, and adjusted EBITDAR are used by management to focus on performance and liquidity as EBITDA excludes depreciation and amortization, interest income, interest expense, and provision for income taxes. Adjusted EBITDA further excludes allowance for uncollectible receivables from owners, impairment of long-lived assets, gain on fair value resulting from business combinations, other income/(expense), stock compensation, gain on the sale and development of real estate and equity interests, proportionate share of joint venture interest, taxes, transaction costs, depreciation, amortization, and rent, loss from investments accounted for under the profit-sharing method, and discontinued operations, net of tax. Adjusted EBITDAR further excludes consolidated community lease expense and our share of lease expense from consolidated New York communities leased from a venture.

The following table reconciles adjusted EBITDA and adjusted EBITDAR to net income (loss) attributable to common shareholders (in millions):

	Three Months Ended March 31,
	2012	2011
Net (loss) income attributable to common shareholders	$2.0	$(17.7)
Depreciation and amortization	10.8	7.3
Interest income	(0.2)	(0.8)
Interest expense	7.8	1.3
Provision for income taxes	0.6	0.7

EBITDA	21.0	(9.2)

Allowance for uncollectible receivables from owners	0.3	1.1
Impairment of long-lived assets	0.6	—
Gain on fair value resulting from business combinations	(7.1)	—
Other income/(expense)	(0.6)	(0.9)
Stock compensation	2.2	1.7
Gain on the sale and development of real estate and equity interests	(1.1)	(0.5)
Proportionate Share of Joint Venture Interest, Taxes, Transaction Costs, Depr., Amort., and rent, net of equity in earnings	8.7	17.8
Loss from investments accounted for under the profit-sharing method	3.5	3.0
Discontinued operations, net of tax	(0.4)	(1.1)

Adjusted EBITDA	$27.1	$11.9

Consolidated Community Lease Expense	15.0	14.8
Lease expense from Consolidated New York communities leased from a venture (Sunrise share)	1.7	1.6

Adjusted EBITDAR	$43.8	$28.3

Sunrise’s general and administrative expense included $3.0 million in litigation contingent loss for the quarter ended March 31, 2012.

Sunrise Senior Living

Community Data

Ownership Type

Portfolio Breakout
By Senior Living Service/Care Options
Percentage of Total Resident Occupancy As of 3/31/12
Assisted Living	55.4%
Independent Living	16.0%
Memory Care	25.7%
Skilled Nursing	2.9%

Total	100.0%

Revenue by Payor Mix
Three Months Ended March 31, 2012
Private Pay	95.2%
Medicare	3.6%
Medicaid	1.2%

Total	100.0%

Stabilized Properties 2)			Unit Occupancy		Net Operating Income 1)		Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
			March 31,		March 31,		March 31,		March 31,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011
Consolidated 4)	25	2,281	85.2%	82.7%	$13,237,299	$10,764,091	$40,198,192	$37,021,453	$227.32	$219.00
Leased 4)	26	5,673	88.2%	88.8%	19,489,339	20,927,108	76,340,950	76,226,518	167.57	168.05
Joint Ventures-US	76	5,666	88.0%	88.1%	33,213,118	29,385,157	110,737,842	104,929,629	240.57	230.35
Joint Ventures-UK	23	1,947	88.0%	85.4%	15,822,330	13,319,459	46,462,428	43,908,957	297.89	293.57
Managed	139	12,676	88.7%	88.0%	65,263,028	61,687,949	228,129,903	217,071,354	222.85	216.05

Total Stabilized	289	28,243	88.2%	87.6%	$147,025,114	$136,083,764	$501,869,315	$479,157,911	220.86	214.63

Lease-Up Properties 3)			Unit Occupancy		Net Operating Income 1)		Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
			March 31,		March 31,		March 31,		March 31,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011
Consolidated 4)	5	517	80.3%	66.8%	$2,299,862	$1,452,649	$6,886,507	$5,708,967	$182.37	$183.64
Joint Ventures-US	10	1,186	69.1%	58.1%	3,974,151	2,671,210	14,456,696	12,578,390	213.43	226.13
Joint Ventures-UK	4	318	93.6%	80.2%	3,393,703	2,157,126	8,323,968	6,921,986	307.38	301.53

Total Lease Up	19	2,021	75.8%	63.8%	$9,667,716	$6,280,985	$29,667,171	$25,209,343	223.77	229.87

Total Properties			Unit Occupancy		Net Operating Income 1)		Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
			March 31,		March 31,		March 31,		March 31,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011
Consolidated 4)	30	2,798	84.3%	79.7%	$15,537,161	$12,216,740	$47,084,699	$42,730,420	$219.41	$213.51
Leased 4)	26	5,673	88.2%	88.8%	19,489,339	20,927,108	76,340,950	76,226,518	167.57	168.05
Joint Ventures-US	86	6,852	84.7%	82.9%	37,187,269	32,056,367	125,194,538	117,508,019	237.09	229.89
Joint Ventures-UK	27	2,265	88.8%	84.6%	19,216,033	15,476,585	54,786,396	50,830,943	299.29	294.63
Managed	139	12,676	88.7%	88.0%	65,263,028	61,687,949	228,129,903	217,071,354	222.85	216.05

Total Properties	308	30,264	87.3%	86.0%	$156,692,830	$142,364,749	$531,536,486	$504,367,254	221.02	215.34

Footnotes:

1)	Net operating income from consolidated and leased communities is not reduced by allocated management fees as we eliminate management fees from consolidated and leased communities.
2)	Stabilized properties are single properties or pools of properties owned or leased by us or owned by a joint venture where the single property or all of the communities in the pool have been open and operating for more than 36 months as of March 31, 2012. All managed communities are stabilized properties.
3)	Lease-up properties are single properties or pools of properties owned or leased by us or owned by a joint venture where the single property or any of the communities in the pool have been open and operating for less than 36 months as of March 31, 2012.
4)	Net operating income is a non-GAAP measure. Our nearest GAAP measure on our consolidated statement of operations is income/(loss) from operations. Net operating income excludes depreciation, amortization, lease expense, and impairment charges from these communities. On page 7 of the supplemental tables please refer to a complete reconciliation of net operating income to income/(loss) from operations.

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